CONSENT OF INDEPENDENT AUDITORS

To Board of Directors
GenesisIntermedia.com, Inc.

We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 11, 2001, except for Note 13 as to which the date is April 16, 2001, appearing on page 36 of GenesisIntermedia.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in such prospectus. We also consent to the reference to us under the heading Experts in such prospectus.

Singer Lewak Greenbaum & Goldstein, LLP
Los Angeles, California
April 16, 2001